EXHIBIT 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Form 8-K/A of Bay Bancorp, Inc. of our report dated May 16, 2013 relating to the consolidated financial statements of SFSB, Inc. as of December 31, 2012 and for the year then ended which appears in Exhibit No. 99.2 as part of this Form 8-K/A

/s/ ParenteBeard LLC

Allentown, Pennsylvania
August 15, 2014